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                                                                   EXHIBIT 21.1


                     LIST OF THE COMPANY'S SUBSIDIARIES


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

        Name                                    Jurisdiction of Incorporation
        ----                                    -----------------------------
Eastman, Inc. ............................         Delaware
Eastman Office Products Corporation ......         Delaware
ODI, Inc. ................................         Delaware
OD International, Inc. ...................         Delaware
Office Town, Inc. ........................         Puerto Rico
The Canadian Office Depot, Inc. ..........         British Columbia, Canada
The Office Club, Inc. ....................         California
Southern Terminals, Inc. .................         North Carolina
Carolina Rail Service, Inc. ..............         North Carolina
Con Eng Coal, Inc. .......................         Pennsylvania
OD Commercial, Inc. ......................         Delaware
ODO, Inc. ................................         Florida
ODNV, Inc. ...............................         Nevada
ODHC, Inc. . .............................         Delaware
MG Realty, Inc. ..........................         California
OD France L.L.C. .........................         Delaware
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